Exhibit 99.1

Press Contact:	Investor Contact:
Marge Boccuti	Howard M. Sipzner
Manager, Investor Relations	EVP & CFO
610-832-7702	610-832-4907
marge.boccuti@bdnreit.com	howard.sipzner@bdnreit.com
Brandywine Realty Trust Nine Month FFO per Share Increases 5.4%
Radnor, PA, October 31, 2007 — Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of Class A, suburban and urban office properties in selected markets throughout the United States, announced today its financial and operating results for the three and nine month periods ended September 30, 2007.
Financial Highlights
▪	Funds from operations (FFO) totaled $62.0 million or $0.68 per diluted share in the third quarter of 2007, compared to $63.7 million or $0.67 per diluted share in the third quarter of 2006. Our FFO payout ratio for the third quarter of 2007 was 64.7%.

▪	Net income totaled $0.4 million or $0.00 per diluted share in the third quarter of 2007, compared to a $1.4 million net loss or ($0.02) per diluted share in the third quarter of 2006. In both instances, our reported results are influenced by non-cash real estate depreciation and amortization charges which are added back in the calculation of FFO.

▪	Funds from operations totaled $179.6 million or $1.96 per diluted share for the nine months ended September 30, 2007, compared to $175.9 million or $1.86 per diluted share for the nine months ended September 30, 2006. Our FFO payout ratio for the first nine months of 2007 was 67.3%.

▪	Net income totaled $16.9 million or $0.19 per diluted share for the nine months ended September 30, 2007, compared to a $19.6 million net loss or ($0.22) per diluted share for the nine months ended September 30, 2006. We realized a $25.5 million gain on the disposition of discontinued operations during the nine months ended September 30, 2007, compared to a $5.2 million gain during the comparable period in 2006.
Portfolio Highlights
▪	At September 30, 2007, our core portfolio was 94.2% occupied and 95.5% leased (reflecting recently executed leases) versus 91.3% and 93.2%, respectively, at September 30, 2006. We owned 288 properties at September 30, 2007, encompassing 271 properties in our core portfolio and 17 properties under development or redevelopment.

▪	Net operating income (NOI) for our same store portfolio increased 2.3% on a GAAP basis and 2.7% on a cash basis in the third quarter of 2007 versus the third quarter of 2006 for the 255 same store properties which were 94.0% occupied on September 30, 2007 versus 92.9% occupied on September 30, 2006. Our consolidated NOI margin on a GAAP basis was 63.1% for the third quarter of 2007 versus 61.8% in the third quarter of 2006. Year to date, net operating income for our same store portfolio has increased 2.6% on a GAAP basis and 3.7% on a cash basis.

▪	For the third quarter of 2007, our core portfolio retention rate was 74.2% with negative net absorption of 17,502 square feet. In the third quarter of 2007, we achieved a 2.9% increase on our renewal rental rates and a 0.3% increase attributable to our new lease rental rates, both on a GAAP basis. Year to date, we have achieved positive net absorption of 309,264 square feet in our core portfolio.

555 East Lancaster Avenue, Suite 100, Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622 • www.brandywinerealty.com

Investment Highlights
▪	During the third quarter of 2007, we acquired: 1) a 94.0% occupied five-property portfolio aggregating 508,067 square feet in the Boulders office park in Richmond, VA, for $96.3 million, utilizing the remaining $36.6 million of escrowed 1031 exchange funds attributable to prior sales; and 2) the historic Post Office building adjacent to the 30th Street train station and one block south of our existing Cira Centre office building in Philadelphia, PA for a purchase price of $28.0 million, which we plan to develop into an 862,692 square foot office building for the Internal Revenue Service. We also entered into a 90-year ground lease with the University of Pennsylvania for the former postal annex facility across the street from the Post Office which we will redevelop into a 733,000 square foot, 2,400 car parking garage to support the IRS tenancy and which can accommodate the further development of up to an additional 1.3 million square feet of office, hotel, residential and retail uses subject to market conditions.

▪	During the third quarter of 2007, we sold the Iron Run land parcels in Lehigh Valley, PA for $6.6 million and realized $0.4 million of gains on the sale.

▪	At September 30, 2007, we were actively proceeding on seven ground-up office developments and eight office redevelopments with a total identified cost of $862.1 million of which $458.0 million remained to be funded. These figures include $375.0 million of total development costs for the combined Post Office and garage development of which $36.4 million has been funded with the balance expected to be funded for the most part, in 2009 and 2010
Capital Markets Highlights
▪	On July 11, 2007, we repaid $136.0 million of fixed-rate mortgage loans without incurring any prepayment penalty. We used our unsecured revolving credit facility to fund the repayment.

▪	Subsequent to quarter end, we closed and funded a $150.0 million, three-year unsecured term loan with a floating rate of LIBOR plus 80 basis points. We used the proceeds from the term loan to reduce outstanding borrowings on our unsecured revolving credit facility and have fixed the rate on a portion of our aggregate floating rate exposure for the upcoming three-year period.
“We are pleased with our third quarter performance,” stated Gerard H. Sweeney, President and CEO of Brandywine Realty Trust. “We continue to experience occupancy gains in our core portfolio, even as we were able to execute a series of value-added termination transactions. We achieved better operating margins, realized improving rental rates and significantly reduced our capital expenditures related to leasing activities, all in line with our plan. We announced the commencement of the Cira Centre South development project encompassing the redevelopment of the historic Post Office which we have fully leased to the IRS along with an accompanying parking facility, and are actively planning the future components of this exciting area. We remain particularly focused on the lease-up of our existing development pipeline and our ongoing capital recycling program.”
Distributions
On September 12, 2007, our Board of Trustees declared a quarterly dividend distribution of $0.44 per common share that was paid on October 19, 2007 to shareholders of record as of October 5, 2007. Our Board also declared quarterly dividend distributions of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on October 15, 2007 to holders of record as of September 30, 2007 of the Series C and Series D Preferred Shares, respectively.

Share Repurchase Program
We are authorized to purchase an additional 539,200 common shares and may make repurchases from time to time in the open market or in privately negotiated transactions, subject to market conditions and compliance with legal requirements. The share repurchase program does not contain any time limitation and does not obligate us to repurchase any shares. We may discontinue the program at any time.
2007 FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in Brandywine’s reports filed with the Securities and Exchange Commission, we are narrowing our previously announced FFO guidance for full year 2007 to a range of $2.57 to $2.59 from the prior range of $2.57 to $2.65 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of FFO per diluted share and earnings per diluted share:

Guidance for 2007	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$0.12	to	$0.14
Less: gains on sales of real estate	(0.28)		(0.28)
Plus: real estate depreciation and amortization	2.73		2.73

FFO per diluted share	$2.57	to	$2.59

We are also announcing that we may recognize a non-cash charge of $0.04 per diluted share ($3.7 million) in the fourth quarter related to a potentially unutilized interest rate hedge which we cash-settled in September 2007. The recognition of this charge would result in an FFO guidance range of $2.53 to $2.55 per diluted share. For guidance purposes, we have not considered any future gains from the sale of real estate not previously disclosed, the impact on operating income from future sales of properties or losses from impairment write-downs of our assets or securities. Our 2007 FFO guidance does not include any income from the sale of undepreciated real estate, in accordance with our prior practice.
Forward-Looking Statements
Estimates of future earnings per share and FFO per share and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; competition for real estate acquisitions; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate.
Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Annual Report for the year ended December 31, 2006. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before minority interest of unit holders (preferred and common) and excluding gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and minority interest. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
For information purposes, we may provide FFO adjusted for debt extinguishment costs. Although our calculation of FFO as adjusted differs from NAREIT’s definition of FFO, and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that by excluding the effects of debt extinguishment, shareholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, minority interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, income from discontinued operations, income from unconsolidated joint ventures and minority interest in property partnerships. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.
Third Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, November 1, 2007 at 10:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #9240729. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, November 15, 2007 by calling 1-877-519-4471 and providing access code 9240729. In addition, the conference call can be accessed via a web cast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the third quarter earnings report. The supplemental information package is available in the “Investor Relations – Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead — Fourth Quarter 2007 Conference Call
We anticipate that we will release our fourth quarter 2007 earnings on Wednesday, February 20, 2008, after the market close and will host our fourth quarter 2007 conference call on Thursday, February 21, 2008, at 11:00 a.m. EST. We expect to issue a press release in advance of these events to confirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly-traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops and manages a primarily Class A, suburban and urban office portfolio aggregating approximately 44.1 million square feet, including 30.6 million square feet which it currently owns on a consolidated basis. For more information, visit our website at www.brandywinerealty.com.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	September 30,	December 31,
	2007	2006
ASSETS
Real estate investments:
Operating properties	$4,997,025	$4,927,305
Accumulated depreciation	(583,843)	(515,698)

	4,413,182	4,411,607
Development land and construction-in-progress	406,732	328,119

	4,819,914	4,739,726
Cash and cash equivalents	17,661	25,379
Accounts receivable, net	17,644	19,957
Accrued rent receivable, net	81,529	71,589
Assets held for sale, net	—	126,016
Investment in real estate ventures	72,237	74,574
Deferred costs, net	84,309	73,708
Intangible assets, net	233,405	281,251
Other assets	79,358	96,818

Total assets	$5,406,057	$5,509,018

LIABILITIES AND BENEFICIARIES’ EQUITY
Mortgage notes payable, including premiums	$617,645	$883,920
Borrowings under credit facilities	442,664	60,000
Unsecured senior notes, net of discounts	2,208,207	2,208,310
Accounts payable and accrued expenses	111,480	108,400
Distributions payable	42,253	42,760
Tenant security deposits and deferred rents	59,107	55,697
Acquired lease intangibles, net	72,731	92,527
Other liabilities	17,899	14,661
Mortgage note payable and other liabilities held for sale, net	—	20,826

Total liabilities	3,571,986	3,487,101

Minority interest	81,583	123,991

Beneficiaries’ equity:
Preferred shares — Series C	20	20
Preferred shares — Series D	23	23
Common shares	870	883
Additional paid-in capital	2,269,248	2,311,541
Cumulative earnings	446,706	423,764
Accumulated other comprehensive (loss) income	(2,865)	1,576
Cumulative distributions	(961,514)	(839,881)

Total beneficiaries’ equity	1,752,488	1,897,926

Total liabilities and beneficiaries’ equity	$5,406,057	$5,509,018

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenue
Rents	$142,089	$131,649	$418,626	$385,185
Tenant reimbursements	21,415	22,648	63,254	54,778
Other	11,900	8,145	20,929	16,826

Total revenue	175,404	162,442	502,809	456,789

Operating Expenses
Property operating expenses	48,866	46,396	140,036	128,874
Real estate taxes	15,848	15,724	48,310	44,319
Depreciation and amortization	61,516	60,292	181,790	175,649
General & administrative expenses	7,452	6,490	21,714	22,704

Total operating expenses	133,682	128,902	391,850	371,546

Operating income	41,722	33,540	110,959	85,243

Other income (expense)
Interest income	1,060	2,479	3,450	7,702
Interest expense	(40,868)	(44,504)	(122,029)	(126,478)
Deferred financing costs	(1,058)	(789)	(3,381)	(2,062)
Equity in income of real estate ventures	763	370	6,021	1,798
Net gain on disposition of undepreciated real estate	421	—	421	2,608
Gain on termination of purchase contract	—	3,147	—	3,147

Income (loss) before minority interest and discontinued operations	2,040	(5,757)	(4,559)	(28,042)
Minority interest — partners’ share of consolidated real estate ventures	5	279	(103)	560
Minority interest attributable to continuing operations — LP units	(2)	344	456	1,486

Income (loss) from continuing operations	2,043	(5,134)	(4,206)	(25,996)

Discontinued operations:
Income from discontinued operations	—	2,643	2,869	10,008
Net gain on disposition of discontinued operations	338	5,188	25,491	5,188
Minority interest — partners’ share of consolidated real estate venture	—	(1,857)	—	(2,239)
Minority interest attributable to discontinued operations — LP units	(14)	(276)	(1,211)	(595)

	324	5,698	27,149	12,362

Net income (loss)	2,367	564	22,943	(13,634)
Income allocated to Preferred Shares	(1,998)	(1,998)	(5,994)	(5,994)

Income (loss) allocated to Common Shares	$369	$(1,434)	$16,949	$(19,628)

PER SHARE DATA
Basic income (loss) per Common Share	$0.00	$(0.02)	$0.19	$(0.22)

Basic weighted-average shares outstanding	86,897,335	90,042,270	87,416,757	89,963,541

Diluted income (loss) per Common Share	$0.00	$(0.02)	$0.19	$(0.22)

Diluted weighted-average shares outstanding	87,114,598	90,042,270	87,882,401	89,963,541

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Reconciliation of Net Income to Funds from Operations (FFO):
Net income (loss) allocated to common shares	$369	$(1,434)	$16,949	$(19,628)

Add (deduct):
Minority interest attributable to continuing operations — LP units	2	(344)	(456)	(1,486)
Net gains on sale of undepreciated real estate	(421)	—	(421)	(2,608)
Minority interest attributable to discontinued operations — LP units	14	276	1,211	595
Net loss (gain) on disposition of discontinued operations	(338)	(5,188)	(25,491)	(5,188)
Minority interest — partners’ share of net gain on sale	—	1,757	—	1,757

Loss before net gains on sale of interests in real estate and minority interest	(374)	(4,933)	(8,208)	(26,558)

Add:
Depreciation and amortization:
Real property — continuing operations	44,266	43,798	130,804	127,544
Leasing costs (includes acquired intangibles) — continuing operations	16,602	16,373	49,059	47,572
Real property — discontinued operations	—	4,725	2,622	15,699
Leasing costs (includes acquired intangibles) — discontinued operations	—	3,579	1,972	11,473
Company’s share of unconsolidated real estate ventures	1,662	1,651	4,702	5,018
Partners’ share of consolidated real estate ventures	(183)	(1,474)	(1,355)	(4,827)

Funds from operations	$61,973	$63,719	$179,596	$175,921

FFO per share — fully diluted	$0.68	$0.67	$1.96	$1.86

Weighted-average shares/units outstanding — fully diluted	90,989,460	94,489,619	91,800,082	94,419,070

Distributions per Common Share	$0.44	$0.44	$1.32	$1.32

Payout ratio of FFO (Distribution per Common Share divided by FFO per Share)	64.7%	65.7%	67.3%	71.0%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations	$61,973	$63,719	$179,596	$175,921

Add (deduct):
Rental income from straight-line rent	(5,486)	(7,568)	(20,261)	(23,485)
Deferred market rental income	(3,007)	(2,160)	(9,312)	(6,067)
Operating expense from straight-line rent	383	—	1,140	—
Net gains on sale of undepreciated real estate	421	—	421	2,608
Revenue maintaining capital expenditures
Building improvements	(2,416)	(4,182)	(5,324)	(6,747)
Tenant improvements	(9,424)	(7,120)	(32,781)	(21,425)
Lease commissions	(2,911)	(3,185)	(9,060)	(6,217)

Total revenue maintaining capital expenditures	(14,751)	(14,487)	(47,165)	(34,389)

Cash available for distribution	$39,533	$39,504	$104,419	$114,588

CAD per share — fully diluted	$0.43	$0.42	$1.14	$1.21

Weighted-average shares/units outstanding — fully diluted	90,989,460	94,489,619	91,800,082	94,419,070

Distributions per Common Share	$0.44	$0.44	$1.32	$1.32

Payout ratio of CAD (Distribution per Common Share divided by CAD per Share)	102.3%	104.8%	115.8%	109.1%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — QUARTER
(unaudited and in thousands)
Of the 288 properties owned by the Company as of September 30, 2007, a total of 255 properties (“Same Store Properties”) containing an aggregate of 23.6 million net rentable square feet were owned for the entire three month periods ended September 30, 2007 and 2006. Average occupancy for the Same Store Properties was 93.8% during 2007 and 93.1% during 2006. The following table sets forth revenue and expense information for the Same Store Properties:

	Three-months ended September 30,
	2007	2006
Revenue
Rents	$117,919	$116,218
Tenant reimbursements	18,999	21,109
Termination fees	7,598	4,629
Other, excluding termination fees	875	838

	145,391	142,794

Operating expenses
Property operating expenses	44,022	42,970
Real estate taxes	13,333	13,758

Net operating income	$88,036	$86,066

Net operating income percentage increase over prior year	2.3%

Net operating income	$88,036	$86,066
Straight line rents	(2,398)	(2,989)
FAS 141 rents	(2,145)	(1,762)

Cash — Net operating income	$83,493	$81,315

Cash — Net operating income percentage increase over prior year	2.7%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three-months ended September 30,
	2007	2006
Net Income (loss)	$2,367	$564
Add/(deduct):
Interest income	(1,060)	(2,479)
Interest expense	40,868	44,504
Deferred financing costs	1,058	789
Equity in income of real estate ventures	(763)	(370)
Depreciation and amortization	61,516	60,292
Net gain on sale of undepreciated real estate	(421)	—
Gain on termination of purchase contract	—	(3,147)
General & administrative expenses	7,452	6,490
Minority interest — partners’ share of consolidated real estate ventures	(5)	(279)
Minority interest attributable to continuing operations — LP units	2	(344)
Income from discontinued operations	(324)	(5,698)

Consolidated net operating income	110,690	100,322
Less: Net operating income of non same store properties	(17,756)	(9,555)
Less: Eliminations and non-property specific net operating income (loss)	(4,898)	(4,701)

Same Store net operating income	$88,036	$86,066

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — YEAR
(unaudited and in thousands)
Of the 288 properties owned by the Company as of September 30, 2007, a total of 254 properties (“Same Store Properties”) containing an aggregate of 23.5 million net rentable square feet were owned for the entire nine month periods ended September 30, 2007 and 2006. Average occupancy for the Same Store Properties was 93.4% during 2007 and 92.5% during 2006. The following table sets forth revenue and expense information for the Same Store Properties:

	Nine-months ended September 30,
	2007	2006 (a)
Revenue
Rents	$351,454	$347,036
Tenant reimbursements	56,930	50,251
Termination fees	8,556	6,256
Other, excluding termination fees	2,207	2,270

	419,147	405,813

Operating expenses
Property operating expenses	125,790	120,591
Real estate taxes	41,150	39,288

Net operating income	$252,207	$245,934

Net operating income percentage increase over prior year	2.6%

Net operating income	$252,207	$245,934
Straight line rents	(8,878)	(12,195)
FAS 141 rents	(6,304)	(5,265)

Cash — Net operating income	$237,025	$228,474

Cash — Net operating income percentage increase over prior year	3.7%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Nine-months ended September 30,
	2007	2006
Net Income (loss)	$22,943	$(13,634)
Add/(deduct):
Interest income	(3,450)	(7,702)
Interest expense	122,029	126,478
Deferred financing costs	3,381	2,062
Equity in income of real estate ventures	(6,021)	(1,798)
Depreciation and amortization	181,790	175,649
Net gain on sale of undepreciated real estate	(421)	(2,608)
Gain on termination of purchase contract	—	(3,147)
General & administrative expenses	21,714	22,704
Minority interest — partners’ share of consolidated real estate ventures	103	(560)
Minority interest attributable to continuing operations — LP units	(456)	(1,486)
Income from discontinued operations	(27,149)	(12,362)

Consolidated net operating income	314,463	283,596
Less: Net operating income of non same store properties	(47,123)	(23,241)
Less: Eliminations and non-property specific net operating income (loss)	(15,133)	(14,421	)(a)

Same Store net operating income	$252,207	$245,934

(a)	The Prentiss properties were acquired on January 5, 2006. For comparative purposes, the Prentiss assets in the same store portfolio have been adjusted to reflect a full nine-month period for 2006 and allow a more meaningful comparison, with the addition of $1,529 and $1,455 to net operating income and cash net operating income, respectively.